Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Prices $300 Million of 6.125% Guaranteed Notes Due 2031

PHILADELPHIA, PA, September 29, 2025 — Brandywine Realty Trust (the “Company”) (NYSE: BDN) announced today that its operating partnership, Brandywine Operating Partnership, L.P. (the “Operating Partnership”), has priced an underwritten public offering of $300 million of its 6.125% guaranteed notes due 2031 (the “Notes”). Interest on the Notes will be payable semi-annually on January 15 and July 15 of each year, commencing January 15, 2026.

The Notes are being offered to investors at a price of 100% of their principal amount, plus accrued interest, if any, from October 3, 2025. The sale of the Notes is expected to close on October 3, 2025, subject to customary closing conditions.

The net proceeds of the offering, after deducting underwriting discounts and estimated transaction expenses related to this offering, are expected to be approximately $296.3 million. The Operating Partnership intends to use the net proceeds of the offering to repay our consolidated secured debt and for general corporate purposes, which may include the repayment, repurchase or other retirement of other indebtedness.

The joint book-running managers for the offering are BofA Securities, Inc., Citigroup Global Markets Inc., Truist Securities, Inc, Wells Fargo Securities, LLC, BNY Capital Markets, LLC, Citizens JMP Securities, LLC, M&T Securities, Inc., PNC Capital Markets LLC and U.S. Bancorp Investments, Inc. The co-managers for the offering Samuel A. Ramirez & Company, Inc. and Synovus Securities, Inc.

This offering is being made pursuant to an effective shelf registration statement and related prospectus and preliminary prospectus supplement filed by the Company with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Copies of the prospectus supplement and prospectus relating to the offering may be obtained from BofA Securities, Inc., Attn: Prospectus Department, 201 North Tryon Street, NC1-022-02-25, Charlotte, NC 28255-0001 or by email at dg.prospectus_requests@bofa.com or by calling toll-free 1-800-294-1322; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146 or e-mail: prospectus@citi.com; Truist Securities, Inc., Attn: Prospectus Department, 740 Battery Avenue SE, 3rd Floor, Atlanta, GA 30339 or by email at TruistSecurities.prospectus@Truist.com or by calling 1-800-685-4786; and Wells Fargo Securities, LLC, Attn: Leveraged Debt Capital Markets, 550 S. Tryon Street, 5th Floor, Charlotte, NC 28202 or by email at IBCMDCMLSHYLeveragedDebtCapitalMarkets@wellsfargo.com or by calling 704-410-4885.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in Philadelphia, PA and Austin, TX. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 122 properties and 19.0 million square feet as of June 30, 2025. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.

2929 Arch Street, Suite 1800, Philadelphia, PA 19104	Phone: (610) 325-5600 • Fax: (610) 325-5622

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward- looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Such risks, uncertainties and contingencies include, among others: reduced demand for office space and pricing pressures, including from competitors, changes to tenant work patterns that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital or that delay receipt of future debt financings and refinancings; the effect of inflation and interest rate fluctuations, including on the costs of our planned debt financings and refinancings; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and our ability to obtain adequate insurance, including coverage for terrorist acts; additional asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; reliance on key personnel; and failure to maintain an effective system of internal control, including internal control over financial reporting. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2024. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.